Exhibit 99.1

CHARTERMAC APPOINTS ROBERT J. DOLAN TO THE BOARD OF TRUSTEES

New York, NY – February 12, 2007 – CharterMac (NYSE: CHC) (the “Company”), today announced that Robert J. Dolan was elected to serve as a member of the Board of Trustees of the Company. Mr. Dolan is replacing Andrew Farkas, who stepped down from his position on the Board due to time constraints from his other business ventures, and will serve the balance of Mr. Farkas’ term as an independent trustee.

“We are disappointed that Andrew Farkas will be leaving our Board of Trustees but understand the significant other demands on his time,” said Marc D. Schnitzer, Chief Executive Officer and President of CharterMac. “Andrew’s board participation made a meaningful impact on CharterMac. While we will miss Andrew, we are very fortunate that Robert Dolan has joined our Board. Bob is a highly regarded professional with over 20 years of experience, and we are confident that his skills and expertise will make an immediate contribution to our Company.”

Robert J. Dolan is the Dean of the Stephen M. Ross School of Business at the University of Michigan, a post he has held since 2001. During his tenure at the University of Michigan, Mr. Dolan served as the Gilbert and Ruth Whitaker Professor of Business Administration. Currently, he serves as the Stephen M. Ross Professor of Business, the President of the William Davidson Institute, the Chair of the University Development Subcommittee and an Executive Committee member of the Institute for Social Research. Prior to joining the University of Michigan, Mr. Dolan spent 21 years as a Professor at the Harvard University Graduate School of Business and four years as an Assistant Professor at the University of Chicago Graduate School of Business. Mr. Dolan has published eight text books on marketing management and has authored numerous journal articles for marketing and business publications. Mr. Dolan received a Bachelor of Arts degree from Boston College, a Master of Science degree from the Graduate School of Management at the University of Rochester and his Ph.D. from the Graduate School of Management at the University of Rochester.

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies. CharterMac offers capital solutions to developers and owners of properties throughout the country and quality real estate investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, and include, among others, adverse changes in the real estate markets including, among other things, competition with other companies; interest rate fluctuations; general economic and business conditions, which will, among other things, affect the availability and credit worthiness of prospective tenants, lease rents and the terms and availability of financing for properties financed by mortgage revenue bonds we own; environment/safety requirements; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; risk of default associated with the mortgage revenue bonds and other securities held by us or our subsidiaries; risks associated with providing credit intermediation; risk of loss under mortgage banking loss sharing agreements; the risk that relationships with key investors and developers may not continue; our ability to generate fee income may not continue; and risks related to the form and structure of our financing arrangements. Such forward-looking statements speak only as of the date of this document. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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